AGREEMENT

     THIS AGREEMENT ("Agreement") is made this 27th day of July, 1998, between Americatel Corporation, 4045 NW 97 Avenue, Miami, Florida 33178 (hereinafter "Americatel") and Startec Global Communications, 10411 Motor City Drive, Suite 301, Bethesda, Maryland 20817 (hereinafter "Startec") (or also "Party" or "Parties") as to the following facts:

1.   SERVICES AND CHARGES.

     a) Arnericatel shall permit Startec to utilize one-half of the capacity of the DS-3 facility connecting Americatel Corporation, 60 Hudson Street, 13th Floor, Suite 1305, New York, New York 10013 and Americatel Corporation at 4045 NW 97th Avenue, Miami, Florida 33178 as described in this Agreement. (hereinafter "Service" or "Services")

     b) For this use, Americatel shall charge Startec $19,750.50 per month as a Monthly Recurring Charge (MRC) and a One-Time Charge (OTC) of $1,500 payable as indicated in this Agreement.

     c) In the initial configuration, Startec shall be allotted 10 T l's and 3 E 1's. Startec shall be permitted to request a modification of the initial configuration subject to the limitations of the equipment configuration and subject to Americatel's approval.

     d) Americatel shall also provide to Startec Ml 3 Mux Services at each end of the DS-3. (also included in "Services")

     e) Americatel shall charge Startec an additional charge of $1,378.83 per month as an MRC for the for the M13 Mux Services, including the operation and maintenance of the equipment, which sum shall be payable as indicated in this Agreement.

     f) The terms and conditions relating to any collocation of Startec's telecommunications equipment on Americatel's premises shall be the subject of an annex to this agreement and said terms and conditions shall be determined at that time.

2.   EFFECTIVE DATE; TERM; INSTALLATION DATE.

     The Effective Date of this Agreement is the date it is signed by both parties. The initial term of service (the "Initial Term") shall be for the period of one year, calculated from the Effective Date of this Agreement. Billing charges shall begin to accrue on the date the DS-3 is delivered and accepted by Americatel. After the Initial Term, this Agreement will continue on a month-to-month basis. After the Initial Term, this Agreement may be canceled (and service terminated) by either party subject to at least thirty (30) days prior written notice and subject to the provisions in Section 6 of


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     this Agreement.

3.   RESPONSIBILITIES.

     (a) Americatel shall in all cases, make reasonable efforts to facilitate the timely installation of all necessary facilities and the implementation of Services; provided however, that Americatel shall in no manner whatsoever, be held responsible for any liability or alleged liability, arising from a delay or other malfunction of any Services or the initiation thereof, to the extent such delay or malfunction is the result of the acts, omissions, fault, or negligence of any person or entity other than Americatel, its employees and authorized agents and representatives. The limitations specified in the preceding sentence shall include without limitation, delays caused by failure or delay in obtaining any authorizations from or agreements with any third party telecommunications providers, which authorization or agreement is required in order to install equipment or initiate services.

     (b) Startec shall be responsible for any facilities required to reach Americatel's demarcation points in New York and Miami as specified in Section l(a) of this Agreement and these shall be completed by Startec at Startec's expense.

     (c) Americatel shall be responsible for the completion of the following tasks:

          (i)  M13  Muxes  Maintenance.   Americatel  shall  provide  aintenance
               service for Ml 3 Muxes at the Site on a twentyfour hour, seven-day per week basis.

          (ii) New Service Installation. Startec shall coordinate with Americatel a schedule for the installation of new services and such installation shall be performed during normal business hours.

4.   PAYMENT.

     (a) Initial Payment. All One-Time Charges and one full month's Monthly Recurring Charge (MRC) are due within five (5) business days from the date this Agreement is signed.

     (b) Monthly Payments. Payment of the MRC shall be invoiced separately and shall be due in advance on or before the first calendar day of each month. For the first and last month of this Agreement where it is in force on a fractional basis, MRCs shall be pro-rated based on a thirty-(30) day month.

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     (c)  Late Payment Charge. Payments not received when due will be assessed a late charge of one-and-one-half percent (1 1/2%) per month of the amount due (pro-rated for the days outstanding), or the maximum permitted by law if less.

     (d) Currency/Method of Payment. All payments by Startec to Americatel hereunder shall be made in U.S. dollars. Payment shall be deemed made only upon receipt by Americatel of collected funds and shall be made via bank wire transfer to such bank account as Americatel may designate by notice to Startec.

5.   TAXES AND OTHER CHARGES.

     One-half (that is, Startec's share) of any use, excise, sales or privilege taxes, duties, value-added taxes, fees, assessments or similar liabilities however denominated which may now or hereafter be levied on the Services or equipment which are the subject of this Agreement or payments made under this Agreement, chargeable to or against Americatel by any applicable government authority, shall be passed through to and be payable by Startec in addition to the other charges under this Agreement. Should Americatel be required to pay or pays these taxes, fees or assessments or similar liabilities on behalf of Startec, Startec shall promptly reimburse Americatel for such payments upon receipt of an invoice from Americatel. Taxes chargeable against the income or gross receipts of Startec shall be paid by Startec,

6.   TERMINATION.

     This Agreement may be terminated:

     (a) By Americatel, if Startec falls to make payment of any amount due hereunder, and such amount remains unpaid more than twenty (20) days after Startec receives from Americatel, a notice of such nonpayment. In addition, Americatel reserves the right to terminate this Agreement if Startec or its customer or user breaches any provision(s) hereof and fails to cure the breach within thirty (30) days of receipt of written notice thereof;

     (b) By Americatel, effective immediately in the event of, (a) 2 violation of an applicable law or regulation; (b) to protect against loss or degradation of any communication services, property damages, or personal injury; or (c) failure of Startec to protect Confidential and Proprietary Information (as defined in Section 11 below) entrusted to it.

     (c) By Startec, at any time after the Effective Date, pursuant to 30 days advance written notice to Americatel, and for any reason whatsoever. Should, Startec terminate this Agreement prior to the


                                                                               3

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          expiration of the Initial Term,  Startec shall pay Americatel an early termination charge which charge shall equal the full amount of the monthly recurring charges (MRC) for one year calculated at the rates stated in this Agreement less 1/12th thereof for each month received and paid for by Startec prior to the date of termination.

     (d) Upon the occurrence of any of the events identified in Section 6(a) and (b) above, the Americatel may in its sole discretion, take any or all of the following actions:

          (i) temporarily suspend Services to Startec (in whole or in part in its sole discretion) without terminating the Agreement until Startec cures the default, during which suspension Startec shall continue to remain liable for the payment of all amounts payable in accordance with the terms hereof;

          (ii) terminate the Agreement, and require Startec to immediately pay to Americatel all amounts then due by Startec under this Agreement, in addition to the termination charges outlined in Sections 6(c) and (@ herein, and all other costs and expenses of collection, including reasonable attorneys' fees and costs;

          (iii)proceed by appropriate court action to recover damages for breach of the Agreement together with costs and expenses in connection with enforcing the Agreement, including reasonable attorney's fees and costs; and

          (iv) pursue any other remedies available at law or in equity.

     (e) Additionally, If this Agreement is terminated in accordance with Sections 6(a) - (c) and in addition to all of Americatel's other remedies at law or in equity, Americatel shall have the option to provide access to the DS-3 to whomever else Americatel sees fit. Startec shall not be entitled to any equitable relief with respect to such use or for any refund of amounts paid to Americatel hereunder.

     (f) In addition to the foregoing, and in the event of termination. under either of Sections 6(a) - (c), Startec agrees to be responsible for any costs of early termination rightfully assessed against either Startec or Americatel by any third party or parties (including any local, national, governmental or quasi-governmental telecommunications entities and any other entities involved in the provision of the services at DS-3, whether by contract, tariff or otherwise). Startec shall reimburse Americatel for any such costs paid by Americatel.

     (g) Startec acknowledges that the foregoing rights of Americatel are reasonable; constitute liquidated damages for the loss of the bargain contemplated hereunder and do not constitute a penalty. The termination of this Agreement for any reason shall extinguish all of Americatel's obligations to provide, and Startec's obligations to accept, service relating to the DS-3, but shall not relieve either party of any obligation that may have arisen prior to such termination.

7.   LIMITATION OF LIABILITY, GENERAL INDEMNITY.

     (a) Americatel shall not be liable to Startec or to any third party for any loss or damage incurred by reason of, or incidental to, any delay, interruption or failure of Service however long it shall last, or for any failure in or breakdown of facilities associated with the Service, or for any mistakes, omissions, delays, errors, or defects in transmission occurring in the course of furnishing Service, whatsoever shall be the case of any of the foregoing and whether negligent or otherwise.

     (b) In addition to the foregoing Americatel shall not be liable to Startec or to the customers or users of Startec for:

          (i) Libel, slander, or infringement of copyrights arising from or in connection with the transmission of communications via the facilities and Services of Americatel.

          (ii) Infringement of patents or trade secrets arising from the combination, or use of the facilities or Services provided by Americatel with Startec's facilities or services or its customers' or users' facilities or services;

          (iii)Any claim arising out of any act or omission of Startec's, it's customers, users or any third party;

          (iv) Unlawful or unauthorized use of Americatel's facilities and Services;

          (v) Any claim arising out of a breach in the privacy or security of communications transmitted over Americatel's facilities.

          (vi) Any claim arising out of or with respect to any facilities or services provided by any third party.

          (vii)Changes in any of the facilities, operations or procedures of Americatel that render any facilities or Services provided


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



               thereby obsolete, require modification or alteration of such facilities or Services, or otherwise affect their use or performance. Americatel will endeavor to advise the other on a timely basis of any such changes; or

          (viii)Thenature or content of the material, signals or programming transmitted or received via facilities and Services.

     (c) Startec shall indemnify and save Americatel harmless from all liability arising out of or in connection with the provision of services by Startec, and shall protect and defend Americatel from any suits or claims alleging such liability, and shall pay all expenses, including Americatel's own attorney's fees if any are incurred, and satisfy all judgments which may be incurred by or rendered against Americatel in connection therewith, Americatel shall notify Startec of any such suit or claim against Americatel.

     (d) Americatel assumes no responsibility for the availability or performance of the facilities or services under the control of any other facilities or services supplier and which are used for service to Startec, its customer or user. Such facilities hereunder are provided subject to such degree of protection or nonpreemptibility as may be provided by such other facilities or services supplier. When the facilities or services of any other facilities or services supplier are used in establishing connections with Americatel's facilities at the connecting location, Americatel shall not be liable for any act or omission of the other supplier.

     (e) It is expressly agreed that Startec's sole and exclusive remedies for any cause whatsoever arising out of or relating to this agreement are limited to those set forth herein, and all other remedies Of any kind are expressly excluded and disclaimed.

     (f) In no event shall Americatel be liable for any incidental or consequential damages or loss of revenues of Startec or any third party, whether foreseeable or not, occasioned by any defect in any facility provided or arranged for Startec, or arising from the provision of Service, or from any other cause whatsoever, and regardless of whether prior notice of the possibility of such damages to Americatel has been given.

     (g) Americatel hereby expressly excludes and disclaims any express and implied warranties with respect to any facility or Service provided or arranged for Startec by Americatel, including with respect to the compatibility of any such service or facility with any Startec-provided


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



          software, hardware or facility.

     (h) Without limiting the generality of the foregoing, Startec acknowledges and agrees that it shall otherwise have no right of recovery for the satisfaction of any cause whatsoever, arising out of or relating to the provision of Service and use of the DS-3 or of any related equipment, against Americatel.

8.   FORCE MAJEURE.

     Each party will be excused from performance to the extent that it is prevented from so performing, in whole or in part, as a result of delays caused by the other or any act of God, war, civil disturbance, court order, labor dispute, third party non-performance, or other cause beyond its reasonable control, including but not limited to failures, fluctuations or nonavailability of electrical power, heat, light, air conditioning or telecommunications equipment. Such nonperformance will not be a default or a ground for termination as long as reasonable means are taken to expeditiously remedy the problem causing such non-performance. This provision shall not, however, relieve Startec from making any accrued payment under this Agreement when due.

9.   ASSIGNMENT.

     Neither this Agreement, nor the rights and obligations of Startec arising hereunder, nor any part thereof, may be assigned by Startec except with the express written approval of Americatel. This Agreement shall be binding on and shall inure to the benefit of any successors and assigns of the parties, provided that no assignment shall relieve either party of its obligations to the other party. Any purported assignment by either party not in compliance with these terms and conditions shall be null and void and of no force and effect. Any assignment of any right and/or interests of either party shall require at least ninety-(90) days written notice to the other party.

10.  TITLE TO EQUIPMENT.

     This is a service agreement and no property interest is created hereby, nor does it grant or convey any rights in Startec to assert any right, interest, lien or encumbrance of any kind as to the M13 Muxes or other equipment which is the subject of this Agreement. Title to the M13 Muxes shall remain with Americatel at all times and shall be kept free and clear of all claims, liens and encumbrances of Startec, its agents, employees, representatives, creditors or any persons claiming through Startec, Startec shall, at its expense, protect and defend Americatel's title from any such claims, liens and encumbrances. Any such equipment is and shall remain Americatel's personal property irrespective of their use or manner of attachment to real property, and Startec shall secure all necessary


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



     waivers and do such other acts; as may be reasonably required by property owners or requested by Americatel to ensure the same.

11.  CONFIDENTIALITY.

     (a) Startec agrees that all confidential and/or proprietary information communicated to it by Americatel, whether before or after the date written below, will be received in strict confidence, will be used only for purposes intended by the disclosing party, and except as otherwise provided below, will not be disclosed by Startec, its agents, subcontractors or employees without the prior written consent of the disclosing party as follows:

          (i) Startec may disclose the Confidential and Proprietary information and Materials of Americatel only to those employees, agents, attorneys and advisors of Startec who have a "need to know" such Confidential and Proprietary Information and Materials in order for Startec to make use effectively of same for the permitted uses. Startec shall be responsible for any unauthorized disclosure or use of disclosing Party's Confidential and Proprietary Information and Materials by such employees, agents, attorneys or advisors. A permitted person shall be considered to have a need to know" if such person's employment or retention is essential to either Party's performance of its obligations hereunder, or in order to comply with applicable law or reporting requirement.

          (ii) Startec shall protect and maintain the confidentiality of the Confidential and Proprietary Information and Materials of Americatel using at least the same level of care (but no less than reasonable care) that Startec uses to protect and maintain the confidentiality of its own Confidential and Proprietary Information and Materials.

          (iii)Disclosure of Confidential and Proprietary information conveys no copyrights, trademarks, service marks, or any rights to Americatel's trade secrets, know-how or any other intellectual property rights.

          (iv) At the request of Americatel upon termination of this Agreement or at any time or from time to time thereafter, Startec shall as promptly as practicable and in all cases within five (5) days of such request deliver to Americatel all Confidential and Proprietary Information and Materials of Americatel then in Startec's possession or under Startec's control or, in lieu thereof, Startec may destroy all of Startec's.


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               copies  of such  Confidential  and  Proprietary  Information  and
               Materials   and  certify  to  Americatel  in  writing  that  such
               destruction has been accomplished.

12.  APPLICABLE LAW.

     The provision of this Agreement and any documents delivered pursuant hereto, shall be governed by and construed in accordance with the laws of the State of Florida. Each party hereto irrevocably submits to the jurisdiction of the State and Federal courts of the State of Florida, Dade County, in any action or proceeding arising out of or relating to the Service Order, and each party hereby irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in such courts; provided however, that matters which are under the exclusive jurisdiction of the Federal courts shall be brought in the Federal District Court for the Southern District of Florida. Each party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement and the service relating to the DS-3 described herein by Americatel, and each party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

13.  HEADINGS.

     The headings and section titles in these terms and conditions are inserted for convenience only and shall not affect the meaning or interpretation of any article or provision hereof.

14.  NOTICES; BILLING AND WIRE ADDRESSES.

     Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first class mail, or by facsimile. Any such notice or other communication, if mailed by prepaid first class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth business day after the date post-marked; or if sent by facsimile, shall be deemed to have been received on the business day following the sending, provided that a hard copy is immediately sent by prepaid first class mail as aforesaid; or if delivered by hand, shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent to accept delivered on behalf of the addressee. The addresses below may be changed by either Party with at least 5 business days written notice to the other. Notices and other communications shall be addressed as follows:


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In the case of Americatel:              In the case of Startec
-------------------------               ----------------------
Americatel Corporation                  Startec Global Holding Corporation
4045 N.W. 97th Avenue                   10411 Motor City Drive
Miami, Florida 33178                    Bethesda, MD 20817
Phone: (305)717-0200                    Phone: (301) 365-8959
Fax: (305)599-6222                      Fax: (301) 365-8787
Att'n: VP Corp. & Legal Affairs         Att'n: VP Accounting & Legal Affairs


Billing Addresses:
------------------
     Same address                       Same address
     Att'n: Director of Accounting      Att'n: Director of Accounting

Bank Wire Addresses:

     Account#: 2090001358277            Account#:
     ABA#: 063000021                    ABA#:
     First Union N.B.                   ------------------------------
     8201 NW 36th Street                ------------------------------
     Miami, Florida 33166               ------------------------------


15.  NON-EXCLUSIVITY. INDEPENDENT CONTRACTOR

     This Agreement is non-exclusive. Nothing in this Agreement shall obligate either party to enter into or shall create a partnership or joint venture between the parties or result In a joint communications service offering to third parties, nor shall be deemed to prevent either party from entering into an agreement or negotiation of any kind or nature with third parties. Each party will act as an independent contractor under the terms of this Agreement and not as an agent or legal representative of the other party for any purposes and neither party has any right or authority to assume or create any obligation of any kind, express or implied, on behalf of the other or on behalf of any customers of the other or to any other person. All persons employed by either party in connection with the Services provided under this Agreement shall be considered employees or agents of such party only, and shall in no way, either directly or indirectly, be considered employees or agents of the other party.

16.  SERVICE MARKS

     Neither Party shall use, directly or indirectly, in whole or in part, in connection with the such Party's business hereunder or otherwise, or as part of the Party's corporate, business or personal name, any signature, monogram, logo, service mark or trade name (a "Mark") that is now or may hereafter be owned, licensed or used by the other Party except in the manner and to the extent approved in writing by the other Party prior to any such use, which approval may be withheld in the Mark owner's sole discretion. Any permitted use of a Mark shall be immediately discontinued upon the termination or expiration of this Agreement. Each Party hereby expressly disclaims any and all right, title and interest in and to any Mark owned by the other Party whether or not used by the Mark owner. The covenants and disclaimers of this Section 16 shall survive the termination or expiration of this Agreement.

17.  COMPLIANCE WITH GOVERNMENT AUTHORITIES

     Each Party shall comply with any restrictions or conditions imposed by applicable government authorities on such Party's receipt or use of the Services in any country in which the Party uses the Services, and the Party's use of the Services in, between, or among any countries. Neither Party shall use the Services in violation of any applicable law, rule or regulation. Startec shall indemnify defend and hold Americatel harmless from and against any liability or alledged liability resulting from any act or omission by the Startec, its agents, employees or representatives which is contrary (or allegedly contrary) to applicable law, rule or regulation.

18.  MISCELLANEOUS

     (a) Additional Actions and Documents. Each of the Parties hereby agrees to take or cause to be taken such further actions, to execute, deliver, and file such further documents and instruments, and to use its best efforts to obtain such consents or approvals as may be reasonably requested in order to fully effectuate the purposes of this Agreement.

     (b) Waiver. Any waiver or consent by either Party to any variation from any provision of this Agreement shall be valid only in the specific instance in which it is given, and no such waiver or consent shall be construed as a waiver of any other provision of this Agreement or with respect to any similar instance or circumstance.

     (c) Binding Effect. Subject to the provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

     (d) Amendment. This Agreement may not be amended, altered, or modified except by an instrument in writing, duly executed by both Parties.

     (e) Limitation on Benefits of this Agreement. It is the explicit intention of the Parties that no person or entity other than the Parties is or shall be entitled to bring any action to enforce any provision of this


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          Agreement  against  either  of the  Parties,  and that the  covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Parties and their respective successors and permitted assigns.

     (f) Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements, commitments, statements or understandings with respect to the matters provided for herein.

     (g) Construction. The Parties hereby acknowledge that they each participated equally in the negotiation and drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one Party than against the other.

     (h) Execution. To facilitate execution, this Agreement may be executed in one or more counterparts, and it shall be sufficient that the signature of each Party appear on one or more of the counterparts, All counterparts shall collectively constitute a single agreement.

     (i) Authority. The Parties represent that they each have duly authorized, executed and delivered this Agreement.

19.  ATTORNEY'S FEES.

     In the event Americatel brings a lawsuit or other legal action against Startec to enforce its rights pursuant to this Agreement, and Americatel prevails in such suit or action, it shall be entitled to recover from Startec, its reasonable attorney's fees, costs and expenses, including without limitation all such costs associated with appeals.

20.  SEVERABILITY.

     Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law. If any provision herein shall be declared invalid or unenforceable, said provision shall be curtailed and limited only to the extent necessary to permit compliance with the minimum legal requirement.

21.  INTEGRATION.

     This Agreement and any schedules, annexes or addenda attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior oral or written agreements, commitments, or understandings with respect to the matters provided for herein.


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22.  PRIORITY; AMENDMENT; WAIVER.

     The provisions of the each document will be so construed as to give effect to the applicable provisions of such document to the fullest extent possible. This Agreement may not be amended or modified in any way, and none of the provisions hereof may be waived, except by a prior writing signed by an authorized officer of each party.


For Americatel Corporation:             For Startec Global Communication:

/s/ Jorge Asecio                        /s/ Subhash Pai
--------------------------------------  ---------------------------------------
Print Name: JORGE ASECIO                Print Name: SUBHASH PAI

Address:                                Address:

4045 NW 97 Avenue                       10411 Motor City Drive, Suite 301
Miami, Florida 33178                    Bethesda, Maryland 20817
Telephone: (305) 717-0200               Telephone:
Fax: (305)                              Fax: (301) 365-8939




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